Exhibit 1

Transactions in Securities of the Issuer During the Past Sixty (60) Days

Gregory Fortunoff

Transaction Date	Type of Security	Transaction	Amount of Shares Purchased/(Sold)	Price
01/12/2026	Common Stock	Purchase	1,311	$17.11[1]
01/13/2026	Common Stock	Purchase	3,200	$16.44[2]
01/13/2026	July 2026 Call Options ($20.00 Strike Price)	Sell to Open	(100)[3]	$1.50
01/13/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	400[4]	$2.65[5]
01/14/2026	Common Stock	Purchase	3,439	$15.95[6]
01/14/2026	July 2026 Call Options ($20.00 Strike Price)	Buy to Close	28,200[3]	$1.00[7]
01/14/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	31,100[4]	$2.34[8]
01/15/2026	Common Stock	Purchase	2,000	$15.93[9]
01/16/2026	Common Stock	Purchase	2,000	$15.68[10]
01/16/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	300[4]	$2.00[11]
01/20/2026	April 2026 Call Options ($20.00 Strike Price)	Buy to Close	1,700[4]	$0.35
01/20/2026	April 2026 Call Options ($20.00 Strike Price)	Sell to Open	(1,700)[4]	$0.40[12]
01/20/2026	March 2026 Call Options ($17.50 Strike Price)	Buy to Open	10,000[13]	$0.68[14]
01/21/2026	Common Stock	Purchase	1,500	$15.60[15]
01/21/2026	April 2026 Call Options ($20.00 Strike Price)	Buy to Close	9,100[4]	$0.35
01/21/2026	April 2026 Call Options ($20.00 Strike Price)	Sell to Open	(100) [4]	$0.42
01/22/2026	Common Stock	Purchase	2,000	$15.57[16]
01/23/2026	Common Stock	Purchase	750	$15.30[17]
01/23/2026	April 2026 Call Options ($20.00 Strike Price)	Buy to Close	11,200[4]	$0.34[18]
01/23/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	100[4]	$1.70

01/26/2026	Common Stock	Purchase	2,250	$15.33[19]
01/26/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	14,400[4]	$1.72[20]
01/26/2026	April 2026 Call Options ($20.00 Strike Price)	Buy to Close	32,000[4]	$0.33[21]
01/27/2026	Common Stock	Purchase	2,500	$15.04[22]
01/27/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	2,500[4]	$1.52[23]
01/28/2026	Common Stock	Purchase	1,750	$15.01[24]
01/29/2026	Common Stock	Purchase	1,014.91	$15.05[25]
01/29/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	3,500[4]	$1.55[26]
01/30/2026	Common Stock	Purchase	1,236	$15.02[27]
01/30/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	4,500[4]	$1.41[28]
02/02/2026	Common Stock	Purchase	500	$15.59[29]
02/03/2026	Common Stock	Purchase	4,250	$15.18[30]
02/03/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	1,000[4]	$1.60
02/04/2026	Common Stock	Sale	(10,450)	$17.10[31]
02/04/2026	April 2026 Call Options ($15.00 Strike Price)	Sell to Close	(27,300)[4]	$3.33[32]
02/04/2026	March 2026 Call Options ($17.50 Strike Price)	Sell to Close	(10,000)[13]	$1.00[33]
02/04/2026	April 2026 Call Options ($20.00 Strike Price)	Buy to Close	15,200[4]	$0.73[34]
02/06/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	700[4]	$2.11[35]
02/09/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	100[4]	$1.80
02/11/2026	Common Stock	Purchase	800	$16.16[36]
02/12/2026	Common Stock	Purchase	250	$16.09
02/13/2026	Common Stock	Purchase	1,850	$15.70[37]
02/13/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	100[4]	$2.00
02/17/2026	Common Stock	Purchase	205	$15.90[38]

02/17/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	100[4]	$1.90
02/18/2026	Common Stock	Purchase	1,395	$15.77[39]
02/18/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	500[4]	$1.80
02/19/2026	Common Stock	Purchase	450	$15.81[40]
02/20/2026	Common Stock	Purchase	750	$15.81[41]
02/24/2026	Common Stock	Sale	(2,700)	$16.27[42]
02/25/2026	Common Stock	Sale	(6,000)	$16.65[43]
02/25/2026	April 2026 Call Options ($15.00 Strike Price)	Sell to Close	(6,000)[4]	$2.22[44]
02/26/2026	Common Stock	Purchase	250	$16.51
02/26/2026	April 2026 Call Options ($20.00 Strike Price)	Buy to Close	5,000[4]	$0.36
02/26/2026	April 2026 Call Options ($15.00 Strike Price)	Sell to Close	(5,000)[4]	$2.36
02/26/2026	April 2026 Call Options ($20.00 Strike Price)	Sell to Open	(100)[4]	$0.50
02/27/2026	Common Stock	Purchase	1,000	$16.50[45]
03/03/2026	Common Stock	Purchase	1,500	$16.17[46]
03/04/2026	Common Stock	Purchase	750	$16.34[47]
03/04/2026	April 2026 Call Options ($15.00 Strike Price)	Sell to Close	(2,500)[4]	$2.25
03/05/2026	Common Stock	Purchase	1,236	$16.43[48]
03/05/2026	Common Stock	Sale	(500)	$16.75
03/05/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	1,000[4]	$2.03[49]
03/05/2026	April 2026 Call Options ($15.00 Strike Price)	Sell to Close	(3,500)[4]	$2.10
03/06/2026	Common Stock	Purchase	7,264	$15.62[50]
03/06/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	1,000[4]	$1.65[51]
03/06/2026	April 2026 Call Options ($15.00 Strike Price)	Sell to Close	(5,100)[4]	$1.60
03/06/2026	April 2026 Call Options ($20.00 Strike Price)	Buy to Close	5,100[4]	$0.30
03/09/2026	Common Stock	Purchase	3,250	$14.97[52]
03/09/2026	July 2026 Call Options ($17.50 Strike Price)	Buy to Open	15,000[3]	$1.15[53]
03/09/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	1,000[4]	$1.20[54]
03/10/2026	Common Stock	Purchase	3,250	$15.23[55]
03/10/2026	April 2026 Call Options ($15.00 Strike Price)	Buy to Open	1,000[4]	$1.20

Scott Fortunoff

Transaction Date	Type of Security	Transaction	Amount of Shares Purchased/(Sold)	Price
01/12/2026	Common Stock	Purchase	2,100	$17.00
01/13/2026	Common Stock	Purchase	7,400	$16.63[56]
01/14/2026	Common Stock	Purchase	3,000	$15.85[57]
01/15/2026	Common Stock	Purchase	3,500	$15.94
01/16/2026	Common Stock	Purchase	3,660	$15.56
01/23/2026	Common Stock	Purchase	775	$15.13
01/26/2026	Common Stock	Purchase	619	$15.14
01/27/2026	Common Stock	Purchase	3,606	$15.11
01/28/2026	Common Stock	Purchase	500	$14.99
01/29/2026	Common Stock	Sale	(500)	$15.10
01/30/2026	Common Stock	Purchase	1,000	$15.00
01/30/2026	Common Stock	Sale	(1,000)	$15.25
02/02/2026	Common Stock	Sale	(5,000)	$15.13[58]
02/04/2026	Common Stock	Sale	(5,000)	$17.25
02/05/2026	Common Stock	Purchase	2,000	$16.00[59]
02/05/2026	Common Stock	Sale	(2,000)	$16.13
02/06/2026	Common Stock	Purchase	2,500	$15.91
02/06/2026	Common Stock	Sale	(2,500)	$16.12
02/13/2026	Common Stock	Purchase	2,500	$15.70
02/18/2026	Common Stock	Purchase	2,500	$15.70
02/24/2026	Common Stock	Sale	(2,500)	$16.25
02/26/2026	Common Stock	Sale	(2,500)	$16.75
03/03/2026	Common Stock	Purchase	2,500	$16.18
03/06/2026	Common Stock	Purchase	5,000	$15.81[60]

1 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.95 to $17.21. The Reporting Persons undertake to provide to Kingstone Companies, Inc., any security holder of Kingstone Companies, Inc. or the Staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (1) through (60) of this Exhibit.

2 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.20 to $16.77.

3 Represents shares underlying America-style listed call options. These call options expire on July 17, 2026.

4 Represents shares underlying America-style listed call options. These call options expire on April 17, 2026.

5 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $2.40 to $3.00.

6 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.75 to $16.16.

7 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $0.95 to $1.04.

8 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $1.99 to $2.41.

9 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.85 to $16.05.

10 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.50 to $15.81.

11 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $1.90 to $2.10.

12 The price reported is a weighted average price. These options were sold in multiple transactions at prices ranging from $0.36 to $0.45.

13 Represents shares underlying America-style listed call options. These call options expire on March 20, 2026.

14 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $0.59 to $0.87.

15 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.55 to $15.71.

16 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.41 to $15.95.

17 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.28 to $15.34.

18 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $0.32 to $0.35.

19 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.20 to $15.49.

20 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $1.60 to $1.80.

21 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $0.31 to $0.35.

22 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.91 to $15.21.

23 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $1.50 to $1.60.

24 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.96 to $15.10.

25 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.89 to $15.23.

26 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $1.50 to $1.60.

27 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.95 to $15.10.

28 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $1.38 to $1.50.

29 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.53 to $15.65.

30 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.91 to $15.52.

31 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.81 to $17.19.

32 The price reported is a weighted average price. These options were sold in multiple transactions at prices ranging from $2.50 to $3.00.

33 The price reported is a weighted average price. These options were sold in multiple transactions at prices ranging from $1.00 to $1.01.

34 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $0.70 to $0.75.

35 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $2.00 to $2.15.

36 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.09 to $16.27.

37 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.62 to $15.77.

38 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.85 to $15.90.

39 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.65 to $16.01.

40 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.71 to $15.84.

41 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.71 to $15.90.

42 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.25 to $16.30.

43 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.59 to $16.69.

44 The price reported is a weighted average price. These options were sold in multiple transactions at prices ranging from $2.20 to $2.26.

45 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.41 to $16.62.

46 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.08 to $16.36.

47 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.24 to $16.50.

48 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.15 to $16.90.

49 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $2.00 to $2.05.

50 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.38 to $15.95.

51 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $1.50 to $1.80.

52 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.75 to $15.15.

53 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $1.10 to $1.20.

54 The price reported is a weighted average price. These options were purchased in multiple transactions at prices ranging from $1.10 to $1.30.

55 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.05 to $15.42.

56 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $16.20 to $17.00.

57 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.77 to $16.09.

58 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.48 to $15.69.

59 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.97 to $16.03.

60 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.47 to $16.01.